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                                                                    EXHIBIT 5(a)

                               PROSKAUER ROSE LLP
                                  1585 Broadway
                          New York, New York 10036-8299


October 7, 2003

The Alpine Group, Inc.
One Meadowlands Plaza
East Rutherford, New Jersey 07073

Dear Sirs:

We are acting as counsel to The Alpine Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of a maximum of (i) 16,000 shares of the Company's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares"), to be issued by the Company in connection with the Company's distribution to holders of its common stock of nontransferable subscription rights to purchase the Preferred Shares (the "Rights"), as described in the Registration Statement (the "Rights Offering"), and (ii) 11,056,000 shares of the Company's common stock, par value $.10 per share (the "Common Shares"), issuable upon conversion of the Preferred Shares.

We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed, without investigation, the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based upon, and subject to, the foregoing, we are of the opinion that:

1. The Rights have been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Rights are distributed as contemplated in the Registration Statement, will be validly issued; and when the Rights Offering has expired in accordance with its terms, the Rights will be binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by (A) bankruptcy, receivership, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B)

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     general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Preferred Shares have been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Preferred Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Rights Offering, will be validly issued, fully paid and non-assessable.

3. When the Registration Statement has been declared effective by order of the Securities and Exchange Commission, the Preferred Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Rights Offering, and the Preferred Shares are converted into Common Shares in accordance with the terms of the Preferred Shares, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Proskauer Rose LLP